UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2022

Strategic Storage Trust VI, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-256598	85-3494431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On August 18, 2022, a subsidiary of Strategic Storage Trust VI, Inc. (the “Company”) entered into an assignment agreement with an affiliate of SmartStop Self Storage REIT, Inc. (“SmartStop”) to acquire such affiliate’s right, title and interest in and to a purchase and sale agreement (the “Purchase Agreement”) with an unaffiliated third party for the acquisition of a self storage facility located in Burlington, Ontario, Canada (the “Burlington Property”). The Burlington Property is a self storage facility that contains approximately 92,400 net rentable square feet of storage space and 890 self storage units. The purchase price for the Burlington Property is CAD$35.5 million, plus closing costs and acquisition fees.

The Company expects the acquisition of the Burlington Property to close in the third quarter of 2022 and expects to fund the acquisition with a combination of net proceeds from the Company’s public offering and debt financing. Pursuant to the Purchase Agreement, the Company will be obligated to purchase the Burlington Property only after satisfactory completion of agreed upon closing conditions. The Company will decide whether to acquire the Burlington Property generally based upon:

•
the ability of the Company to raise sufficient net proceeds from its public offering and/or obtain debt or other financing;
•
satisfactory completion of due diligence on the Burlington Property and the seller of the Burlington Property;
•
satisfaction of the conditions to the acquisition in accordance with the Purchase Agreement; and
•
no material adverse changes relating to the Burlington Property, the seller of the Burlington Property or certain economic conditions.

There can be no assurance that the Company will complete the acquisition of the Burlington Property. In some circumstances, if the Company fails to complete the acquisition, it may forfeit up to approximately CAD$2.8 million in earnest money on the Burlington Property.

Other properties may be identified in the future that the Company may acquire prior to or instead of the Burlington Property. Due to the considerable conditions to the consummation of the acquisition of the Burlington Property, the Company cannot make any assurances that the closing of the Burlington Property is probable.

The information in this Item 1.01 description with respect to the Burlington Property is qualified in its entirety by the full Purchase Agreement which is attached as Exhibit 10.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1 Purchase Agreement for the Burlington Property, dated as of August 5, 2022

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE TRUST VI, INC.

Date: August 18, 2022	By: /s/ Matt F. Lopez
Matt F. Lopez
Chief Financial Officer and Treasurer